                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements File No. 2-83398 (Amendment No. 2), 2-95833, 33-17459, 33-22745, 33-38544,
33-49718, 33-65212, 33-65214, and 33-64784 of DSC Communications Corporation,
and in the related Prospectus of our report, dated April 12, 1994, except for the Subsequent Event footnote, as to which the date is December 30, 1994, with respect to the financial statements of NKT Elektronik A/S included in the Form 8-K as of and for the year ended December 31, 1993.


                                                   Deloitte & Touche

January 27, 1995